Operating Metrics (Unaudited)

	2018	2017				2016
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Axon & Evidence.com Bookings (millions)	$97.5	$71.2	$78.0	$81.9	$60.1	$72.5	$57.5	$72.0	$52.1
Sequential % Change	37%	-9%	-5%	36%	-17%	26%	-20%	38%	17%

Software & Sensors Annual recurring Revenue (millions) (1)	$83.3	$70.0	$63.7	$54.7	$46.2	$40.2	$32.0	$21.1	$18.1

Future Contracted Revenue (millions) (2)		$536.0	$494.2	$446.4	$390.0	$350.8	$302.0	$262.8	$202.3
Sequential % Change	n/a	8%	11%	14%	11%	16%	15%	30%	27%

Software & Sensors Backlog (3)	$570.0
Sequential % Change	n/a

Multiple Year Contract % (4)	93%	97%	98%	97%	94%	88%	89%	95%	95%

Weapons Op Inc %	30%	32%	30%	33%	35%	36%	38%	33%	34%

Evidence.com new seats booked	25,400	14,100	18,400	20,600	16,400	21,400	15,600	20,200	15,800

Evidence.com cumulative seats booked	226,900	201,500	187,400	169,000	148,400	132,000	110,600	95,000	74,800

(1) Monthly recurring license, integration, warranty and storage revenue annualized.

(2) Cumulative bookings for Axon and Evidence.com minus cumulative recognized revenue related solely to Axon and Evidence.com

(3) This metric replaces our previous disclosure of Future Contracted Revenue and represents recognized contract liabilities as well as amounts that will be invoiced and recognized in future periods. Backlog is limited only to arrangements that meet definition of a contract under Topic 606 as of March 31, 2018.

(4) For orders booked with Evidence.com seats, the % that signed multiple year contracts.